UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12

                             ACME UNITED CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement if
                           other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:

         --------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided  by Exchange  Act
      Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

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      2) Form, Schedule or Registration Statement No.:

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      3) Filing Party:

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      4) Date Filed:

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

                                                                  March 28, 2005


Dear Fellow Shareholder:

On behalf of your Board of Directors and Management, I cordially invite you to attend the Annual Meeting of Shareholders of Acme United Corporation scheduled to be held on Monday, April 25, 2005 at 11:00 A.M., at the American Stock Exchange, 86 Trinity Place, New York, New York. I look forward to greeting personally those shareholders able to attend.

At the Meeting, shareholders will be asked to elect eight directors to serve for a one-year term, to approve the Company's 2005 Non-Salaried Director Stock Option Plan, and to approve an amendment to the Company's Employee Stock Option Plan to increase the number of shares subject to options. Information regarding these matters is set forth in the accompanying Notice of Annual Meeting and Proxy Statement to which you are urged to give your prompt attention.

It is important that your shares be represented and voted upon at the Meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person should you attend the meeting.

On behalf of your Board of Directors, thank you for your continued support and interest in Acme United Corporation.

Sincerely,


Walter C. Johnsen
President and Chief Executive Officer

                                       (1)

Acme United Corporation
1931 Black Rock Turnpike
Fairfield, Connecticut 06825

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 2005

Notice is hereby given that the Annual Meeting (the "Meeting") of Shareholders of Acme United Corporation (the "Company") will be held at the American Stock Exchange, 86 Trinity Place, New York, New York, on Monday, April 25, 2005, at 11:00 A.M. for the following purposes:

         1. To elect eight Directors of the Company to serve until the next Annual Meeting and until their successors are elected.

         2. To consider and vote upon approval of the 2005 Non-Salaried Director Stock Option Plan.

         3. To consider and vote upon an amendment to the Company's Employee Stock Option Plan to increase the number of shares subject to options thereunder from 150,000 to 300,000.

         4. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 8, 2005 will be entitled to vote at the Meeting and at any adjournment thereof.

You are invited to attend the Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting. We hope that you will attend the Meeting.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person by ballot.

                                By Order of the Board of Directors


                                Paul G. Driscoll
                                Vice President and Chief Financial Officer,
                                Secretary and Treasurer

March 28, 2005
Fairfield, Connecticut

Enclosure: The Annual Report of the Company for the year 2004.

                                       (2)

Acme United Corporation
1931 Black Rock Turnpike
Fairfield, Connecticut 06825


                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 25, 2005
                                 PROXY STATEMENT

         This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being furnished in connection with the solicitation of proxies by the directors of Acme United Corporation (hereinafter called the "Company") to be used at the Annual Meeting of Shareholders of the Company, to be held April 25, 2005, or at any adjournment thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about March 30, 2005 to all holders of record of the Company's Common Stock (the "Common Stock") as of the close of business on March 8, 2005. A copy of the Company's 2004 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended December 31, 2004, accompanies this Proxy Statement.

         At the Meeting, shareholders will elect eight Directors of the Company to serve until the next Annual Meeting. Shareholders will also act upon proposals to adopt the 2005 Non-Salaried Director Stock Option Plan (Proposal 2) and to amend the Company's Employee Stock Option Plan to increase the number of shares subject to options thereunder from 150,000 to 300,000 (Proposal 3).

                        Voting Securities and Record Date

         The Board of Directors has fixed the close of business on March 8, 2005 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 3,607,421 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock shall constitute a quorum for the Meeting. Each outstanding share of Common Stock entitles the record holder thereof to one vote. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate, but are counted in determining the presence of a quorum.

         Election of Directors. Assuming the presence of a quorum, a plurality of the votes cast at the Meeting is required to elect each of the nominees for Director. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

         Adoption of the 2005 Non-Salaried Director Stock Option Plan. To be approved, the proposal to adopt the 2005 Non-Salaried Director Stock Option Plan must receive the affirmative vote of a majority of the shares of Common Stock cast in person or by proxy at the Meeting. Uninstructed shares are not entitled to vote on this matter and therefore broker non-votes do not affect the outcome of the vote on this proposal. Abstentions also do not affect the outcome of the vote on this proposal.

                                       (1)

         Amendment of the Employee Stock Option Plan. To be approved, the proposal to increase the number of shares subject to options under the Employee Stock Option Plan must receive the affirmative vote of a majority of the shares of Common Stock cast in person or by proxy at the Meeting. Uninstructed shares are not entitled to vote on this matter and therefore broker non-votes do not affect the outcome of the vote on this proposal. Abstentions also do not affect the outcome of the vote on this proposal.

                    Voting Rights and Solicitation of proxies

         Eligible shareholders of record may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors.

         The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting in person and casting a ballot.

         The proxy holders, Gary D. Penisten and Walter C. Johnsen, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by shareholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not included in this Proxy Statement that may properly be presented for consideration at the Meeting. You must return a signed Proxy Card if you want the proxy holders to vote your shares of Common Stock.

The cost of soliciting proxies will be borne by the Company. The Company has retained D.F. King and Co. to solicit proxies for the Annual Meeting from brokers, bank nominees and other institutional holders. The company has agreed to pay $6,500 plus out of pocket expenses of D.F. King and Co. for these services. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

                                       (2)

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

Eight Directors are to be elected at the Meeting to serve for one-year terms until the 2006 Annual Meeting and until their respective successors are elected and qualified. All of the nominees currently are members of our Board of Directors. The Board of Directors knows of no reason why any nominee would be unable to serve as Director. Each nominee has consented to being named in this Proxy Statement and to serve if elected. The Board has determined that a majority of the nominees are "independent directors", as such term is defined in
Section 121A of the American Stock Exchange's listing standards. If any nominee should for any reason become unable to serve, then all valid proxies will be voted for the election of a substitute nominee designated by the Board, or the Board may reduce the number of Directors to eliminate the vacancy.

The following information about the nominees for election as our Directors is based, in part, upon information furnished by the nominees.

------------------------- --------------------------------------------- --------
                                                                        Director
Nominees                  Principal Occupation                            Since
------------------------- --------------------------------------------- --------
Walter C. Johnsen         President and Chief Executive Officer of the     1995
(age 54)                  Company since November 30,1995; Executive
                          Vice President from January 24, 1995 to
                          November 29, 1995. Formerly served as Vice
                          Chairman and a principal of Marshall
                          Products, Inc., a medical supply distributor.
------------------------- --------------------------------------------- --------
Gary D. Penisten          Chairman of the Board of the Company since       1994
(age 73)                  February 27, 1996.  From 1977 to 1988, he was
                          Senior Vice President of Finance, Chief
                          Financial Officer and a Director of Sterling
                          Drug Inc. From 1974 to 1977 he served as
                          Assistant Secretary (Financial Management)
                          of the United States Navy. Prior to that, he
                          was employed by General Electric Company.
------------------------- --------------------------------------------- --------

                                       (3)

------------------------- --------------------------------------------- --------
Wayne R. Moore            President and Chief Executive Officer of the     1976
(age 73)                  Moore Special Tool Company (1974-1993) and
                          its Chairman of the Board (1986-1993). He
                          was Chairman of the Board of the Producto
                          Machine Company (1994-1997). Mr. Moore was
                          Chairman of the Association for Manufacturing
                          Technology/U.S. Machine Tool Builders
                          (1985-1986) and Committee Member of the U.S.
                          Eximbank (1984).  He is a Trustee of the
                          American Precision Museum and on the Board
                          of Advisors of the Fairfield University
                          School of Engineering.
------------------------- --------------------------------------------- --------
George R. Dunbar          President of The U.S. Baird Corporation since    1977
(age 81)                  January 2001 and President of Dunbar
                          Associates, a municipal management consulting
                          firm. Former Chief Administrative Officer for
                          the City of Bridgeport. President (1972-1987),
                          Bryant Electric Division of Westinghouse
                          Electric Corporation, manufacturer of
                          electrical distribution and utilization
                          products, Bridgeport, CT.
------------------------- --------------------------------------------- --------
Richmond Y. Holden, Jr.   President and Chief Executive Officer of J.L.    1998
(age 51)                  Hammett Co. since 1992. J.L. Hammett Co. is
                          an online retailer of educational products,
                          focusing on the needs of teachers and
                          concerned parents. He is also currently
                          Chairman of the Board of PC-Build, a
                          computer upgrade, network services and
                          computer services company.
------------------------- --------------------------------------------- --------

                                       (4)

------------------------- --------------------------------------------- --------
Brian S. Olschan          Executive Vice President and Chief Operating     2000
(age 48)                  Officer of the Company as of January 25, 1999;
                          Senior Vice President - Sales and Marketing
                          from September 12, 1996 to January 24, 1999;
                          formerly served as Vice President and
                          General Manager of the Cordset and Assembly
                          Business of General Cable Corporation, an
                          electrical wire and cable manufacturer.
------------------------- --------------------------------------------- --------
Stevenson E. Ward III     Vice President and Chief Financial Officer of    2001
(age 59)                  Triton Thalassic Technologies, Inc. since
                          September 2000.  From 1999 thru 2000,
                          Mr. Ward served as Senior Vice President-
                          Administration of Sanofi-Synthelabo, Inc.
                          He also served as Executive Vice President
                          (1996-1999) and Chief Financial Officer
                          (1994-1995) of Sanofi, Inc. and Vice
                          President, Pharmaceutical Group, Sterling
                          Winthrop, Inc. (1992-1994). Prior to
                          joining Sterling he was employed by General
                          Electric Company.

------------------------- --------------------------------------------- --------
Susan H. Murphy           Vice President for Student and Academic          2003
(age 53)                  Services, Cornell University since 1994;
                          Dean of Admissions and Financial Aid from
                          1985 to 1994. Employed at Cornell since 1978.
                          Chair of Policy Committee, Council of Ivy
                          Presidents since 1997.
------------------------- --------------------------------------------- --------

Compensation of Directors

Directors' Fees
---------------
In 2004 all Directors who are not salaried employees received a fee of $3,000 per quarter plus $700 for each Board of Directors meeting attended. The Chairman of the Board earned an additional $700 per meeting to compensate for the broader responsibility and related effort. The fees earned for service on the Committees of the Board were $600 per Committee meeting and $600 for each one-half day, or major portion thereof, devoted to Committee work. The Chairman of each Committee earned an additional $600 per meeting to compensate for the broader responsibility and related effort. Effective January 1, 2005, board of director fees were increased as follows: the quarterly fee was increased to $3,500 and board meeting fees were increased to $800. Also, the audit committee financial expert will receive an additional quarterly fee of $800.

                                       (5)

Stock Purchase Cash Award Plan
------------------------------
Effective February 24, 2004, the Board of Directors adopted a resolution to implement a Stock Purchase Cash Award Plan which is intended to more closely align the Board with long-term shareholder value.

The Plan called for a cash award to be paid to Non-Salaried Directors which would be determined at the first Board meeting following the annual meeting. The amount of the award is recommended to the full Board by the Chairman of the Board, the President and Chief Executive Officer and the Chairman of the Compensation Committee based on their evaluation of improvement in shareholder value as indicated by share price movement, return on assets, budget accomplishment and corporate long-range planning. All Directors receive the same amount and individual awards would not exceed $10,000 per year. Each of the six Non-Salaried Directors received $5,500 in 2004. Effective February 22, 2005, the plan was amended to allow for payments only if stock options were not granted.

As the Plan title implies, Directors are expected, but not required, to buy shares of the Company's common stock on the open market or exercise previously granted stock options with their after-tax proceeds of the cash award.


Board of Director Meetings and Committees

The Board of Directors had seven meetings in 2004. All Directors attended at least 75% of the aggregate of the total number of the Board meetings and meetings of Committees of which they were a member. Board members are expected to attend annual meetings. Six out of seven Board members attended the Annual Meeting held in 2004. The Board of Directors has established standing Executive, Audit, Board Oversight and Compensation committees, each of which is composed solely of independent non-employee members of the Board of Directors. The membership in each of these standing committees is determined from time to time by the Chairman of the Board. The Board of Directors does not have a standing Nominating Committee.

Executive Committee
-------------------
There is an Executive Committee of the Board of Directors, which is composed of Mr. Penisten as Chairman, and Mr. Dunbar. The function of the Executive Committee is to act for the Board of Directors during the intervals between meetings of the Board. The Executive Committee did not meet in 2004.

Audit Committee
---------------
The Audit Committee assists the Board of Directors in overseeing (1) the audit and integrity of our financial statements, (2) the performance of our independent auditors, (3) the adequacy and effectiveness of our accounting, auditing and financial reporting processes, and (4) our compliance with legal and regulatory requirements. The duties of the Audit Committee include the selection and appointment of our independent auditors, including evaluation of their qualifications, performance and independence. The Board of Directors has determined that all members of the Audit Committee are "independent" and "financially literate" within the meaning of the applicable listing standards of the American Stock Exchange. In addition, the Board has determined that Mr. Ward qualifies as an "audit committee financial expert" within the meaning of regulations adopted by the Securities and Exchange Commission and has the financial sophistication required under the listing standards of the American Stock Exchange.

                                       (6)

The Audit Committee meets at least quarterly, and more often as needed. The Committee met four times in 2004. The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed annually by the Audit Committee. The current Audit Committee Charter (which was last amended in March,
2005) is attached as Appendix A to this proxy statement.

Nominations for Directors
-------------------------
The functions of the Nominating Committee are performed by the whole Board. Board of Director nominations are recommended for the entire Board's selection by a majority of the Board's "independent directors", as such term is defined in
Section 121A of the American Stock Exchange's listing standards.

The Board will consider nominees for directors recommended in writing by shareholders to the Board at least sixty (60) days prior to the annual meeting at which the election of directors is to be held (subject to certain requirements set forth in the by-laws). The nomination should be sent in care of the Secretary at the Company's principal executive office, and should include the name, address, telephone number and resume of his or her business and educational background along with a written statement by the shareholder as to why such person should be considered for election to the Board of Directors.

The Board follows the same evaluation procedures whether a candidate is recommended by directors or shareholders. In identifying and evaluating nominees for director, the Board considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly-held company. To the extent the Board does not have enough information to evaluate a candidate, the Board may send a questionnaire to the candidate for completion in enough time for Board consideration.

Board Oversight Committee
-------------------------
On November 3, 2003, a temporary Board Oversight Committee was established to evaluate and recommend actions related to the size of the Board and the disciplines needed by its members. The Committee will also address (1) the possible need for a mandatory retirement age for Directors and (2) any other issue which it determines will improve Board performance and effectiveness. The Committee is composed of Mr. Holden as Chairman, Mr. Dunbar and Ms. Murphy. The committee met once during 2004.

                                       (7)

Compensation Committee
----------------------
The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee is composed of certain non-employee members of the Board of Directors, which include Mr. Dunbar as Chairman, Messrs. Holden and Penisten, and Ms. Murphy. The Committee had two meetings during 2004.


Shareholder Communications with Directors

The Company has established a process for shareholders to send communications to the Board of Directors, as described in this section. Shareholders may direct communications to the Secretary, Acme United Corporation, 1931 Black Rock Turnpike, Fairfield, Connecticut 06825, who will forward them to all Board members within a reasonable time after receipt. If the shareholder wishes the communication to be sent to one or more specific Board members only, the addressee should be the specific Board member(s), "c/o Secretary", who will then forward the communication to such Board member(s). If one or more specific Board members are not designated for such other communication, the communication will be forwarded to the entire Board.

                                       (8)

                   OWNERSHIP OF ACME UNITED CORPORATION STOCK

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information, as of March 8, 2005, with respect to the beneficial ownership of shares of Common Stock by any person who, to the knowledge of the Company's Board of Directors, owns beneficially more than 5% of the Common Stock of the Company (exclusive of treasury shares):

---------------------------- ------------- -------------------- --------------
                                Type of      Shares Owned on      Percent of
Shareholder                    Ownership      March 8, 2005         Class
---------------------------- ------------- -------------------- --------------
Walter C. Johnsen               Direct           577,272            16.00
1931 Black Rock Turnpike
Fairfield, CT   06825
---------------------------- ------------- -------------------- --------------
R. Scott Asen                   Direct           517,190            14.34
Asen and Co.
224 East 49th Street
New York, NY   10017
---------------------------- ------------- -------------------- --------------


SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth certain information, as of March 8, 2005, with respect to the beneficial ownership of shares of Common Stock by (i) each director of the Company; (ii) each executive officer named in the Summary Compensation Table appearing below under "Executive Compensation"; and (iii) all executive officers and directors as a group. The persons shown have sole voting and investment power in these shares except as shown in the footnotes below.

The address of each person who is an officer or director of the Company is 1931 Black Rock Turnpike, Fairfield, CT 06825.

------------------------------------ -------------------------- ------------
Name of Beneficial Owner                  Number of Shares        Percent
                                       Beneficially Owned (1)
------------------------------------ -------------------------- ------------
James A. Benkovic (2)                         67,500                1.85
------------------------------------ -------------------------- ------------
Larry H. Buchtmann (3)                        56,000                1.53
------------------------------------ -------------------------- ------------
Paul G. Driscoll (4)                          24,400                 *
------------------------------------ -------------------------- ------------

                                       (9)

------------------------------------ -------------------------- ------------
George R. Dunbar (5)                          52,809                1.45
------------------------------------ -------------------------- ------------
Richmond Y. Holden, Jr. (6)                   35,772                 *
------------------------------------ -------------------------- ------------
Walter C. Johnsen                            577,272               16.00
------------------------------------ -------------------------- ------------
Wayne R. Moore (5)                            50,143                1.38
------------------------------------ -------------------------- ------------
Susan M. Murphy (7)                            5,750                 *
------------------------------------ -------------------------- ------------
Brian S. Olschan (8)                         158,500                4.26
------------------------------------ -------------------------- ------------
Gary D. Penisten (5)                         131,287                3.61
------------------------------------ -------------------------- ------------
Stevenson E. Ward III (9)                     16,700                 *
------------------------------------ -------------------------- ------------
Executive Officers and Directors           1,176,133               29.64
     as a Group (11 persons)
------------------------------------ -------------------------- ------------
                                                                 *Less than 1.0%

(1) Based on a total of 3,607,421 outstanding shares as of March 8, 2005. Under applicable rules promulgated under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of shares of Common Stock if, among things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock which he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, by exercise of stock options or otherwise.

(2)  Includes 47,500 shares issuable upon exercise of options.

(3)  Includes 55,000 shares issuable upon exercise of options.

(4)  Includes 22,250 shares issuable upon exercise of options.

(5)  Includes 27,500 shares issuable upon exercise of options.

(6)  Includes 25,000 shares issuable upon exercise of options.

(7)  Includes 4,250 shares issuable upon exercise of options.

(8)  Includes 112,500 shares issuable upon exercise of options.

(9)  Includes 15,000 shares issuable upon exercise of options.

                                      (10)

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated officers of the Company at the end of the last completed fiscal year. No information is given as to any person for any fiscal year during which such person was not an officer of the Company.

                                      (11)

                                                                              Long Term
                                                       Annual                Compensation
                                                    Compensation                Awards
                                                ---------------------       --------------
Name and Principal Position        Year      Salary(1)($)     Bonus(2)($)     Securities
                                                                              Underlying
                                                                              Options (#)
Walter C. Johnsen                  2004      $325,000         $300,000             0
President & Chief                  2003      $307,365         $150,000          20,000
Executive Officer                  2002      $287,231         $  0                 0


Brian S. Olschan                   2004      $280,000         $235,000             0
Executive Vice President & Chief   2003      $264,632         $110,000          15,000
Operating Officer                  2002      $247,008         $  0                 0


Paul G. Driscoll                   2004      $161,635         $100,000             0
Vice President-Chief               2003      $147,442         $ 60,000           7,500
Financial Officer (3)              2002      $128,686         $  0              10,000


James A. Benkovic                  2004      $171,250         $100,000             0
Senior Vice President of           2003      $153,683         $ 60,000           5,000
Global Sales                       2002      $143,616         $  0                 0


Larry H. Buchtmann                 2004      $157,116         $ 30,000             0
Vice President-                    2003      $152,600         $ 10,000             0
Manufacturing                      2002      $151,346         $  0                 0

(1)  The salary reported is gross wages paid.

(2) The bonus reported includes bonuses for the fiscal year reported paid both during and after the end of the fiscal year.

(3) Paul G. Driscoll joined Acme as Director, International Finance and Planning on March 19, 2001. He was named Vice President and Chief Financial Officer, Secretary and Treasurer on September 23, 2002.

                                      (12)

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                  OPTION VALUES

The following table provides information concerning each option exercised during the last fiscal year by each of the named executive officers and the value of unexercised options held by such executive officers at the end of the fiscal year.

-------------------------- ------------------ ----------------- --------------------------- --------------------------------
          Name              Shares Acquired    Value Realized      Number of Securities                Value of
                            on Exercise (#)        ($)(1)         Underlying Unexercised       Unexercised In-the-Money
                                                                  Options at Fiscal Year      Options at Fiscal Year End
                                                                 End (#) (2) Exercisable/       ($)(2)(3) Exercisable/
                                                                      Unexercisable                  Unexercisable
-------------------------- ------------------ ----------------- --------------------------- --------------------------------
Walter C. Johnsen               150,000           $264,375            150,000/10,000              $1,962,000/$117,000
-------------------------- ------------------ ----------------- --------------------------- --------------------------------
Brian S. Olschan                  -0-                $0               152,500/7,500               $1,843,000/$88,000
-------------------------- ------------------ ----------------- --------------------------- --------------------------------
Paul G. Driscoll                  -0-                $0                22,250/6,250                 $268,000/$74,000
-------------------------- ------------------ ----------------- --------------------------- --------------------------------
Larry H. Buchtmann                -0-                $0                55,500/-0-                   $631,000/$0
-------------------------- ------------------ ----------------- --------------------------- --------------------------------
James A. Benkovic                5,000            $ 26,875             47,500/2,500                 $553,000/$29,000
-------------------------- ------------------ ----------------- --------------------------- --------------------------------

(1) Values stated are based on the closing price per share of the Company's Common Stock on the American Stock Exchange on the exercise date.

(2)  The Company has no unexercised SARs.

(3) Values stated are based on the closing price per share of the Company's Common Stock on the American Stock Exchange on December 31, 2004, the last trading day of the fiscal year.

Retirement Plans

In December 1995, the Board of Directors adopted a resolution to freeze the defined benefit pension plan resulting in no further benefit accruals after February 1, 1996. The life annuity annual benefit at age 65 was zero for Walter
C. Johnsen, Brian S. Olschan, Paul G. Driscoll and Larry H. Buchtmann and $3,985 for James A. Benkovic. Amounts earned by others under this plan are not subject to a deduction for estimated Social Security benefits, and do not include benefits which would result from the transfer by a retiring employee of his accrued profit-sharing account balance to the pension plan.

                                      (13)

Change in Control Arrangements -- Salary Continuation Plan

The company has a Salary Continuation Plan in effect covering officers of the Company at the level of Corporate Vice President or above, under the age of 65. This plan covers Walter C. Johnsen, Brian S. Olschan, James A. Benkovic, Larry
H. Buchtmann and Paul G. Driscoll and is designed to retain key employees and provide for continuity of management in the event of an actual or threatened change in control of the Company. The Plan provides that in the event of such a change in control, each such key employee would have specific rights and receive certain benefits if, within one year (or if such employee is also a director, within two years) after such change in control, the employee is terminated involuntarily, the employee's responsibility, status or compensation is reduced, the employee is transferred to a location unreasonably distant from his/her current location or the employee voluntarily resigns. In such circumstances, the compensation which the employee would be entitled to receive would be a lump sum payment equal to a specific number of months' compensation. Compensation includes the employee's monthly salary rate being paid at the date of disposition times the number of months payable and the average monthly incentive bonus payments for the prior three taxable years times the number of months payable. Also, medical, life and other insurance that was in effect at the date of disposition will continue into the future for the number of months compensation is payable. Under the Plan Messrs. Johnsen and Olschan would be entitled to thirty-six (36) months benefits and Messrs. Benkovic, Buchtmann and Driscoll would be entitled to twenty-four (24) months benefits.

Severance Pay Plan

The Company has a Severance Pay Plan in effect covering officers of the Company employed in the United States at the level of Vice President or above, under the age of 65. This Plan covers Messrs. Johnsen, Olschan, Benkovic, Buchtmann and Driscoll and is designed to enable the Company to attract and retain key employees. The Plan provides that in the event the key employee's employment is terminated by the Company involuntarily for any reason other than gross misconduct, his/her responsibility, status or compensation is reduced, or he/she is transferred to a location unreasonably distant from his/her current location, he/she shall be entitled to benefits under the Plan. In such circumstances, the compensation which the employee would be entitled to receive would be a lump sum payment equal to one months' compensation for each year of service to the Company based upon the level of his/her compensation in effect immediately preceding such termination. The Plan sets out a minimum and maximum number of months' compensation payable to each such employee upon such severance. Under the Plan Messrs. Johnsen and Olschan would be entitled to a minimum of (9) months' compensation and a maximum of thirty (30) months' compensation. Messrs. Benkovic, Buchtmann and Driscoll would be entitled to a minimum of six (6) months' compensation and a maximum of eighteen (18) months' compensation. This plan applies only if the Salary Continuation Plan does not apply. Death benefits are also covered by this Plan. Under the Plan, the beneficiaries of Messrs. Johnsen and Olschan would receive nine (9) months' compensation and the beneficiaries of the other officers would receive six (6) months' compensation.

                                      (14)

Report of the Audit Committee

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 2004, with management and with representatives of Ernst & Young LLP, our independent auditors, including a discussion of the applicability and quality of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Management has the primary responsibility for the financial statements and our accounting, auditing and financial reporting processes. The Audit Committee is not providing any expert or special assurance as to our financial statements. Ernst & Young LLP is responsible for expressing an opinion on the conformity of our financial statements with generally accepted accounting principles in the United States. The Audit Committee is not providing any professional certification as to Ernst & Young's work product.

The Audit Committee has discussed with representatives of Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the independence of Ernst & Young with representatives of the firm.

The Audit Committee discussed with the Company's independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statement for the year ended December 31, 2004 be included in our Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                                          Audit Committee:
                                          ----------------
                                          Richmond Y. Holden, Jr., Chair
                                          Stevenson E. Ward, III, Member
                                          Wayne R. Moore, Member


Compensation Committee Report on Executive Compensation

The Compensation Committee is committed to a strong, positive link between business, performance and strategic goals, and compensation and benefit programs.

                                      (15)

Overall Executive Compensation Policy
-------------------------------------
Our compensation policy is designed to support the overall objective of enhancing value for our shareholders by:

          - Attracting, developing, rewarding and retaining highly qualified and productive individuals.

          - Directly relating compensation to both Company and individual performance.

          - Ensuring compensation levels that are externally competitive and internally equitable.

Following is a description of the elements of the Company's executive compensation program and how each relates to the objectives and policy outlined above.

Base Salary
-----------
The Committee reviews each executive officer's salary annually. In determining appropriate salary levels, we consider level and scope of responsibility, experience, company and individual performance, internal equity, as well as pay practices of other companies relating to executives of similar responsibility.

By design, we strive to set executives' salaries at competitive market levels.

Annual Incentives
-----------------
Annual incentive award opportunities are made available to executives to recognize and reward corporate and individual performance. The plan in effect for 2004 provided for an incentive bonus based on the achievement of corporate profitability goals and objectives set for each individual, based upon his/her area of responsibility. The amount individual executives may earn under the bonus plan is directly dependent upon the individual's position, responsibility and ability to impact our financial success and corporate goals. The bonuses awarded in 2004 to top management are listed in the Summary Compensation Table.

Stock Option Incentives
-----------------------
The Company's stock option compensation program is administered by the Board of Directors, which acts upon recommendations of the Compensation Committee. The purpose of the Company's Employee Stock Option Plan is to promote the interests of the Company by enabling its key employees to acquire an increased proprietary interest in the Company and thus to share in the future success of the Company's business. Accordingly, the plan is intended as a means not only of attracting and retaining outstanding management personnel but also of promoting a closer identity of interests between employees and shareholders. Since the employees eligible to receive options under the plan will be those who are in a position to make important and direct contributions to the success of the Company, the Board believes that the grant of options under the plan has been and will continue to be in the best interests of the Company.

The Company's Amended and Restated Stock Option Plan terminated on February 24, 2002 and options granted under that Plan continue to vest and to be exercisable in accordance with their terms; however, no new options may be granted under the Plan after February 24, 2002.

                                      (16)

The Company adopted a new stock option plan, Employee Stock Option Plan, effective February 26, 2002 authorizing the grant of options to purchase up to a total of 150,000 shares of common stock. No options were granted in 2004 to officers of the Company.


Rationale for CEO Compensation
------------------------------
Walter C. Johnsen was designated President and Chief Executive Officer of the Company effective on November 30, 1995. His compensation package was designed to encourage performance in line with the interests of our shareholders. We believe Mr. Johnsen's total compensation was competitive in the external marketplace and reflective of Company and individual performance.

Compensation Committee
----------------------
George R. Dunbar, Chairman
Richmond Y. Holden, Jr.
Susan M. Murphy
Gary D. Penisten

The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Transactions

There were no material transactions between the Company and any officer of the Company, any director or nominee for election as director, any security holder holding more than 5% of the Common Stock of the Company or any relative or spouse of any of the foregoing persons.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company Common Stock (collectively referred to herein as "Reporting Persons"), to file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, during the 2004 fiscal year, all Reporting Persons complied with all applicable filing requirements under Section 16(a).

Equity Compensation Plan Information

The following table sets forth the aggregate information of the company's equity compensation plans (the Non-Salaried Director Stock Option Plan and the Employee Stock Option Plan) in effect as of December 31, 2004.

                                      (17)

--------------------------- -------------------------------- ---------------------------- ----------------------------
                                                                                             Number of securities
                                                                                            remaining available for
                                  Number of securities                                       future issuance under
                                   to be issued upon              Weighted-average        equity compensation plans,
                                      exercise of                 exercise price of          (excluding securities
                                  outstanding options,           outstanding options,             reflected in
                                  warrants and rights            warrants and rights               column (a))
Plan Category                             (a)                           (b)                           (c)
--------------------------- -------------------------------- ---------------------------- ----------------------------
Equity compensation                     673,200                        $3.27                          60,500
plans approved by
security holders
--------------------------- -------------------------------- ---------------------------- ----------------------------
Equity compensation
plans not approved by                     -0-                           -0-                            -0-
security holders
--------------------------- -------------------------------- ---------------------------- ----------------------------
Total                                   673,200                        $3.27                          60,500
--------------------------- -------------------------------- ---------------------------- ----------------------------

No equity compensation plans have been adopted without security holder approval.


Performance Graph

The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph compares the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total return of (a) the AMEX Market Index and (b) a peer group of companies that, like the Company, (i) are currently listed on the American Stock Exchange, and (ii) have a market capitalization of $45 million to $55 million.

The Company does not believe it can reasonably identify a peer group of companies on an industry or line-of-business basis for the purpose of developing a comparative performance index. While the Company is aware that some other publicly-traded companies market products in the Company's line-of-business, none of these other companies provide most or all of the products offered by the Company, and many offer other products or services as well. Moreover, some of these other companies that engage in the Company's line-of-business do so through divisions or subsidiaries that are not publicly-traded. Furthermore, many of the other companies are substantially more highly capitalized than the Company. For these reasons, any such comparison would not, in the opinion of the Company, provide a meaningful index of comparative performance.

                                      (18)

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                             (Printer: Insert Graph)

        COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY, PEER GROUP AND
                                AMEX MARKET INDEX

--------------------------------FISCAL YEAR ENDED-------------------------------
                         1999      2000      2001      2002      2003      2004

ACME UNITED CORP       100.00    250.04    346.67    334.22    480.00  1,402.62
PEER GROUP INDEX       100.00     42.54     39.28     33.94     50.33     49.31
AMEX MARKET INDEX      100.00     98.77     94.22     90.46    123.12    140.99



                                  PROPOSAL TWO:
            ADOPTION OF 2005 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

On February 22, 2005, the Board of Directors adopted, subject to approval of the Shareholders, the 2005 Non-Salaried Director Stock Option Plan ("Plan"). The following description of the Plan is qualified in its entirety by reference to the text of the Plan, a copy of which is attached hereto as Exhibit B. The plan replaces the 1996 Non-Salaried Director Plan once all shares currently unused are granted. Under the 1996 Non-Salaried Director Plan 160,000 shares were authorized of which 152,500 shares have been used.

Purpose

The purpose of the Plan is to provide long-term incentive supplemental compensation for members of the Board of Directors of the Company who are not employees of the Company through the ownership of the Company's Common stock, thereby further aligning their interest with the interests of shareholders. Stock option plans for non-employee directors have served Acme United and its shareholders well by directly relating incentive compensation to the building of long term shareholder values.

Administration of the Plan

The plan will be administered by the Compensation Committee of the Board of Directors composed of non-employee directors (the "Committee").

Shares of Stock Subject to the Plan

The aggregate number of shares that may be subject to options during the term of the Plan is limited to 50,000 shares of the Common Stock of the Company. This limit may not be increased during the term of the Plan except by equitable adjustment following recapitalization, stock splits, stock dividends or any similar adjustment in the number of shares subject to outstanding options, and in the related option exercise price. If the shareholders approve this Plan, additional shares (which can be authorized but un-issued shares or treasury shares or a combination thereof) will be reserved for the award of options.

                                      (19)

Eligibility

All Non-Salaried Directors of the Company are eligible to participate in the Plan.

Duration of the Plan

No awards of stock options may be made under the Plan after May 31, 2015. Applicable provisions will continue in effect thereafter with respect to all unexercised options outstanding prior to that date.

Options

Under the terms of the Plan, each Non-Employee Director would annually be granted an option to purchase 2,500 shares of Common Stock. Each newly appointed Non-Employee Director would receive an initial option to purchase 5,000 shares of common stock, and thereafter would annually, along with the other Non-Employee Directors, receive an option to purchase 2,500 shares of Common Stock. Under the Plan, the Board of Directors has the authority to increase or decrease the number of shares of Common Stock which are the subject of such annual or initial option grants.

The terms of the options shall, at the time of the grant, provide that the options will not be treated as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986 (the "Code"), as amended.

The exercise price with respect to an option awarded under the Plan will be 100% of the fair market value of the Common Stock as of the date the option is granted. It will be paid for in full, in cash or in any other medium and manner satisfactory to the Company at the time the option is exercised. The optionee must satisfactorily provide for the payment of any taxes which the Company is obligated to collect or withhold before the Common Stock is transferred to the optionee.



Terms of Exercise of Options

Options may not be exercised until they vest (ranges from immediately to three years) and not after ten years from the date of the grant, except in the case of death or disability of the grantee in which case, the option may be exercised within 12 months of the death or disability. The Committee may make provision for exercises within the 10-year term of a grant. Recipients will have no rights as stockholders until the date of exercise in the case of an exercise involving receipt of stock. Options may not be transferred except upon the death of the grantee.

Amendment to the Plan

Without further approval of the shareholders, the Board may discontinue the Plan at any time and may amend it from time to time in such respect as the Board may deem advisable including the initial and annual numbers of options granted, unless shareholder or regulatory approval is required by law or regulation and subject to any conditions established by the terms of such amendment; provided, however, that the Plan may not be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

                                      (20)

Federal Income Tax Consequences

Granting of Options
-------------------
A recipient of options incurs no income tax liability as a result of having been granted those options or rights.

Exercise of Options
-------------------
The exercise by an individual of a stock option normally results in the immediate realization of ordinary income subject to self-employment tax by the individual in an amount equal to the excess of (i) the fair market value of the stock which is being purchased on the date of exercise over (ii) the price being paid for such stock.

Sale of the Stock
-----------------
Under current law an individual who sells stock which was acquired upon the exercise of options will receive long-term capital gains or loss treatment, if he or she has held such stock for longer than one year following the date of such exercise. The gain or loss from the sale will be equal to the difference between the price for which such stock was sold and the market value of the stock on the date of the exercise. If the individual has held the stock for one year or less the gain or loss will be treated as short-term capital gain or loss.


Plan Benefits

On February 22, 2005, the Board of Directors voted to issue stock options to Non-Salaried Board members if an adequate number of shares were approved by the shareholders. If stock options are not approved for granting, the Stock Purchase Cash Award Plan applies.

Option grants under the Plan by outside director in 2005 will be as follows:

                                                             Options
             Name and Position                               Granted
             -----------------                               -------
             George R. Dunbar                                 2,500
             Richmond Y. Holden, Jr.                          2,500
             Wayne R. Moore                                   2,500
             Susan H. Murphy                                  2,500
             Gary D. Penisten                                 2,500
             Stevenson E. Ward III                            2,500

             Non-Executive Director
                      Group                                  15,000

                                      (21)

Vote Required

The plan described requires the affirmative vote of a majority of the shares of Common Stock of the Company voting in person or by proxy on the amendment. If the plan is not approved by shareholders, it will not become effective.

The Board of Directors recommends a vote FOR approval of the 2005 Non-Salaried Director Stock Option Plan.


                                 PROPOSAL THREE:
                    AMENDMENT TO EMPLOYEES' STOCK OPTION PLAN

On February 22, 2005, the Board of Directors, subject to approval of the Shareholders, amended the Employee Stock Option Plan effective February 26, 2002 (the "Plan") to increase the number of shares subject to options from 150,000 to 300,000. The Company proposes that the number of shares of Common Stock reserved for issuance under the Plan be so increased in order to enable the Company to continue to attract and retain highly qualified personnel. The following description of the Plan as amended is qualified in its entirety by reference to the text of the Plan and its prior amendments, copies of which have been filed with the SEC.

Purpose

The purpose of the Plan is to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified key employees, to motivate key employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating key employees.

Administration of the Plan

The Plan is administered by the Board of Directors of the Company. In administering the Plan, the Board acts upon recommendations of the Compensation Committee, which consists of members of the Board who are not employees of the Company. Subject to the provisions of the Plan, the Board determines the employees who will receive options under the Plan, the number of shares subject to each option and the terms of those options, and interprets the Plan and makes such rules of procedure as the Board may deem proper.

Shares of Stock Subject to the Plan

The Plan presently permits the granting of 150,000 shares of Common Stock (300,000 shares after approval of amendment).

Eligibility

Based on current staffing, under the Plan, approximately 25 to 30 key employees of the Company (including directors and officers who are employees) may be granted options to purchase shares of Common Stock.

                                      (22)

Options

Options granted under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. The exercise price with respect to an option awarded under the plan will be one hundred percent (100%) of the fair market value of the Common Stock on the date that the option is granted provided, however, that the price shall not be less than the par value of the Common Stock which is subject to the option. If incentive stock options are granted to an employee owning Common Stock having more than 10% of the voting power of the Company, the exercise price must be at least one hundred ten percent (110%) instead of one hundred percent (100%) of the fair market value of the Common Stock on the date that the option is granted, and the option by its terms may not be exercisable after the expiration of five (5) years from the date of grant. No option may be granted under the Plan after the tenth anniversary of the adoption of the Plan. Unless otherwise specified by the Board, options granted under the Plan are Incentive Stock Options under the provisions and subject to the limitations of Section 422 of the Internal Revenue Code.


Terms of Exercise of Options

Upon the granting of any option, the optionee must enter into a written agreement with the Company setting forth the terms upon which the option may be exercised. Such an agreement sets forth the length of the term of the option and the timing of its exercise as determined by the Board, and may provide arrangements for income and employment tax withholding. Under terms of the Plan, options are exercisable in accordance with the following schedule: 25% on the day after the date of the grant; 25% one day after first year anniversary of the date of grant; 25% one day after second year anniversary of date of grant; 25% one day after third year anniversary of date of grant. In no event shall the length of an option extend beyond ten years from the date of its grant. An optionee may exercise an option by delivering payment to the Company in cash.

Under the Plan, if the employment of any person to whom an option has been granted is terminated for any reason other than the death, disability or retirement of the optionee, the optionee may exercise within thirty (30) days of such termination such options as the optionee could have exercised if his or her employment had continued for such 30 day period subject to the ten year limitation. If the termination is by reason of retirement, the optionee may exercise the option, in whole or in part, at any time within one year following such termination of employment, subject to the ten year limitation, but if the option is exercised later than three (3) months from the date of retirement the option shall not constitute an Incentive Stock Option. If the optionee dies while employed by the Company or its subsidiaries, or during a period after termination of employment in which the optionee could exercise an option, the optionee's beneficiary may exercise the option within one year of the date of the optionee's death but in no event may the option be exercised later than the date on which the option would have expired if the optionee had lived. If the termination is by reason of disability, the optionee may exercise the option, in whole or in part, at any time within one year following such termination of employment or within such other period, not exceeding three years after the date of disability, as is set forth in the option agreement with respect to such options, provided, however, that if the option is exercised later than one year after the date of disability, it shall not constitute an Incentive Stock Option, and in no event may the option be exercised after ten years from grant.

                                      (23)

In addition, if an optionee ceases to be employed by the Company and becomes, or continues to be, a member of the Board of Directors prior to the time the optionee's option(s) would have otherwise expired, the optionee's option(s) shall continue to vest in accordance with the terms of the Plan and shall continue to be exercisable for the remainder of the term of the option(s). Any option which is not exercised by the optionee within the three month period immediately following the optionee's termination of employment, or, in the case of termination of employment on account of disability, within one year after the date of disability, shall cease to be an Incentive Stock Option. If an optionee described in the preceding two sentences ceases to be a member of the Board of Directors for any reason, the optionee's option(s) shall terminate in accordance with the provisions of Section 2.4(a) of the Acme United Corporation Non-Salaried Director Stock Option Plan, which section (i) cancels any unvested options at that time; (ii) permits a twelve-month period for exercise of vested options in the event of termination due to death or disability; and (iii) permits a thirty-day period for exercise of vested options in the event of termination due to any other reason, except that the Board may in its discretion extend the period of exercise.

Notwithstanding the above, no option may be exercised after the expiration date specified in the option agreement.

Amendment to the Plan

The Plan may be terminated, suspended, or modified at any time by the Board of Directors, but no amendment increasing the maximum number of shares for which option may be granted (except to reflect a stock split, stock dividend or other distribution), reducing the option price of outstanding options, extending the period during which options may be granted, otherwise materially increasing the benefits accruing to optionees or changing the class of persons eligible to be optionees shall be made without first obtaining approval of the shareholders of the Company. No termination, suspension or modification of the Plan shall adversely affect any right previously acquired by the optionee or other beneficiary under the Plan.

Options granted under the Plan may not be transferred other than by will or by the laws of descent and distribution and, during the optionee's lifetime may be exercised only by the optionee.

All of the Options previously issued under the prior plan remain unchanged and outstanding.

Federal Income Tax Consequences

Granting of Non-Qualified Stock Options
---------------------------------------
With respect to the tax effects of non-qualified stock options, since the options granted under the Plan do not have a "readily ascertainable fair market value" within the meaning of the Federal income tax laws, an optionee of an option will realize no taxable income at the time the option is granted.

                                      (24)

Exercise of Non-Qualified Stock Options
---------------------------------------
When a non-qualified stock option is exercised, the optionee will generally be deemed to have received compensation, taxable at ordinary income tax rates, in an amount equal to the excess of the fair market value of the shares of Common Stock of the Company on the date of exercise of the option over the option price. The Company will withhold income and employment taxes in connection with the optionee's recognition of ordinary income as a result of the exercise by an employee/optionee of a non-qualified stock option, and arrangements must be made with the Company for the source of such withholding. The Company generally can claim an ordinary deduction in the fiscal year of the Company which includes the last day of the taxable year of the optionee which includes the exercise date or the date on which the optionee recognizes income. The amount of such deduction will be equal to the ordinary income recognized by the optionee.

Sale of the Stock
-----------------
When stock acquired through the exercise of a non-qualified stock option is sold, the difference between the optionee's basis in the shares and the sale price will be taxable to the optionee as a capital gain (or loss).

Granting of Incentive Stock Options and Exercise of Incentive Stock Options
----------------------------------------------------------------------------
With respect to the tax effects of Incentive Stock Options, the optionee does not recognize any regular taxable income when the option is granted or exercised; however, the excess of the fair market value of the stock on the date of exercise over the exercise price must be included in the optionee's alternative minimum taxable income. Depending on the optionee's other income and deductions, all or a portion or this excess could be subject to alternative minimum tax of as much as twenty eight percent (28%).


Sale of the Stock
-----------------
If no disposition of shares issued to an optionee pursuant to the exercise of an Incentive Stock Option is made by the optionee within two years after the date the option was granted or within one year after the shares were transferred to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company for Federal income tax purposes. The tax basis of the stock for alternative minimum tax purposes shall be the fair market value of the stock on its date of exercise, and the optionee may be entitled to a credit if its alternative minimum tax is less than its regular tax in the year of sale.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of the two year and one year holding periods described above (a "Disqualifying Disposition") generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon the sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. A Disqualifying Disposition in the same year as exercise will eliminate the alternative minimum tax adjustment associated with the exercise of the Incentive Stock Option.

                                      (25)

Plan Benefits

The benefits or amounts that will be received by or allocated to any participants are not now determinable.

Vote Required

The approval of the amendment to the Employee Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock of the Company voting in person or by proxy on the amendment. If the amendment is not approved by shareholders, it will not become effective.

The Board of Directors recommends a vote FOR approval of the amendment to the Employee Stock Option Plan.


                              SELECTION OF AUDITORS

The Audit Committee has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

Representatives of Ernst & Young LLP are expected to be present at the 2005 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Company knows of no direct or material indirect financial interest in the Company or of any connection with the Company by this accounting firm except the professional relationship between auditor and client.


             POLICY ON PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent auditors. The policies and procedures provide that management and the independent auditors jointly submit to the Audit Committee a schedule of audit and non-audit services for approval as part of the annual plan for each year. In addition, the policies and procedures provide that the Audit Committee may also pre-approve particular services not in the annual plan on a case-by-case basis. For each proposed service, management must provide a detailed description of the service and the projected fees and costs (or a range of such fees and costs) for the service.

Beginning May 6, 2003 and on an ongoing basis, the Audit Committee is required to pre-approve all services rendered by the Company's independent auditors prior to the engagement of the auditors with respect to such services. During 2003 and 2004, the Audit Committee pre-approved all services with the exception of certain tax advice projects which had begun prior to May 6, 2003 (the effective date of the pre-approval requirements for audit committees).

                                      (26)

                                FEES TO AUDITORS

Set forth below is a description of the fees for professional audit services rendered by Ernst & Young for the audit of our annual financial statements and review of our interim financial statements for 2003 and 2004, and fees for other services rendered by Ernst & Young for 2003 and 2004.

Audit Fees

         Audit fees for the 2003 and 2004 audits were $168,000 and $186,000, respectively.

Audit Related Fees

         Audit related fees for 2003 and 2004 were $18,000 and $5,000, respectively. These fees were for pension audits and financial reporting consultation.

Tax Fees

         Tax fees for tax services in 2003 and 2004 were $56,000 and $35,000, respectively. Tax services included tax compliance, tax advice, and tax planning.

All other Fees

         None.

The Audit Committee has determined that the provision of non-audit services described above is compatible with maintaining Ernst & Young's independence.



          DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2006
                                 ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, proposals that shareholders intend to have included in our proxy statement and form of proxy for our next annual meeting must be received no later than November 29, 2005. Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at our next annual meeting, the shareholder must provide written notice of the proposal to our Secretary at our principal executive offices by February 11, 2006.

With respect to a proposal not to be included in the proxy statement, in the event notice is not timely given, the persons who are appointed as proxies may exercise their discretionary voting authority with respect to the proposals, if the proposal is considered at our next annual meeting, even if the shareholders have not been advised of the proposal. In addition, shareholders must comply in all respects with the rules and regulations of the SEC then in effect and the procedural requirements of our Bylaws.

                                      (27)

                                 OTHER BUSINESS


Management does not know of any matters to be presented, other than those described herein, at the Annual Meeting. If any other business should come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.



By Order of the Board of Directors
Paul G. Driscoll, Vice President and
Chief Financial Officer, Secretary
and Treasurer
Acme United Corporation
1931 Black Rock Turnpike
Fairfield, Connecticut 06825
March 28, 2005





APPENDIX A

Acme United Corporation
Audit Committee Charter

Organization

This charter governs the operations of the Audit Committee. The Board of Directors shall appoint an Audit Committee (the "Committee") of at least three members, consisting entirely of independent directors of the Board. For purposes hereof, members shall be considered independent as long as they satisfy all of the independence requirements for Board Members as set forth in the applicable stock exchange listing standards and Rule 10A-3 of the Exchange Act.

Each member of the Committee shall be financially literate and at least one member shall be an "audit committee financial expert," as defined by SEC rules.

Members shall not serve on more than three public company audit committees simultaneously.

The Committee shall meet at least quarterly. The Committee shall meet separately and periodically with management, the personnel responsible for the internal audit function, and the independent auditor. The Committee shall report regularly to the Board of Directors with respect to its activities.

                                      (28)

Purpose

The purpose of the Committee shall be to:

     o Provide assistance to the Board of Directors in fulfilling their oversight responsibilities relating to: (i) the audit and integrity of the Company's financial statements; (ii) the qualifications, independence and performance of our independent auditors (iii) the adequacy and effectiveness of our accounting, auditing and financial reporting processes, including the performance of our internal audit functions, and (iv) the Company's compliance with legal and regulatory requirements; and

     o Prepare the Audit Committee report that SEC proxy rules require to be included in the Company's annual proxy statement.

The Committee shall have the authority to engage independent legal, accounting and other advisers as it deems necessary to carry out its duties.

In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, and management of the Company, and to determine that all parties are aware of their responsibilities.

                                      (29)

Duties and Responsibilities

The Committee has the responsibilities and powers set forth in this Charter. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for implementing and maintaining internal control over financial reporting. The independent auditors are responsible for auditing the Company's financial statements and internal control over financial reporting, and for reviewing the Company's unaudited interim financial statements.

Although the Committee has the authority and responsibilities set forth in this charter, the primary role of the Committee is oversight. It is not the duty of the Committee to conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations, or to otherwise assure the Company's compliance with applicable laws, rules and regulations. These are the respective responsibilities of management and the independent auditor.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee will take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     o The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, and the independent auditors must report directly to the Committee.

     o The Committee shall ensure that the independent auditor annually submits to the Committee a report delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. The Committee shall take or recommend that the full Board of Directors take appropriate action to oversee the independence of the outside auditor.

     o After reviewing the foregoing report and the independent auditors' work throughout the year, the Committee shall evaluate the auditors' qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead partner of the independent auditors and take into account the opinions of management and the Company's personnel responsible for the internal audit function.

                                      (30)

     o The Committee shall determine that the independent audit firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

     o The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

     o The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.

     o The Committee shall regularly review with the independent auditors any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent auditors' activities or access to requested information, and management's response. The Committee should review any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise); any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; and any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to the Company.

     o The Committee shall review and discuss the quarterly financial statements, including Management's Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     o The Committee shall review and discuss the annual audited financial statements, including Management's Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). The Committee's review of the financial statements shall include: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the company's selection or application of accounting principles, and major issues as to the adequacy of the company's internal controls and any specific remedial actions adopted in light of material control deficiencies; (ii) discussions with management and the independent auditors regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments; (iii) consideration of the effect of regulatory accounting initiatives, as well as off-balance sheet structures on the financial statements; (iv) consideration of the judgment of both management and the independent auditors about the quality, not just the acceptability of accounting principles; and (v) the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under professional standards.

                                      (31)

     o The Committee shall receive and review a report from the independent auditors, prior to the filing of the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor; and other material written communications between the independent auditors and management.

     o    The Committee shall review and approve all related party transactions.

     o The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

     o The Committee shall review any required management assessment of the effectiveness of the Company's internal control over financial reporting and any independent auditors' report on such assessment.

     o The Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of internal control over financial reporting, including any significant deficiencies or material weaknesses identified by management of the Company in connection with its required quarterly certifications under
          Section 302 of the Sarbanes-Oxley Act. In addition, the Committee shall discuss with management, the internal auditors, and the independent auditors any significant changes in internal control over financial reporting that are disclosed, or considered for disclosures, in the Company's periodic filings with the SEC.

     o The Committee shall review the Company's compliance systems with respect to legal and regulatory requirements and review the Company's code of conduct and programs to monitor compliance with such programs. The Committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

     o The Committee shall discuss the Company's policies with respect to risk assessment and risk management, including the risk of fraud. The Committee also shall discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

                                      (32)

     o The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     o The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

     o    The Committee shall determine the appropriate funding for payment of:
          (1) compensation to the independent audit firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; (2) compensation to any advisers employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     o The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

     o The Committee shall review and reassess this Charter at least annually and recommend any proposed changes to the Board of Directors for approval.

     o The Committee shall perform such other activities consistent with this Charter, the Company's By-Laws and governing law as the Committee or Board deems necessary or appropriate.

EXHIBIT B

         ACME UNITED CORPORATION NON-SALARIED DIRECTOR STOCK OPTION PLAN
                                 April 25, 2005

I.    GENERAL

      1.1   Purpose of the Plan

      The purpose of the Acme United Corporation Non-Salaried Director Stock Option Plan (the "Plan") is to enable Acme United Corporation (the "Company") to attract and retain persons of exceptional ability to serve as directors of the Company and to align the interests of directors and shareholders in enhancing the value of the Company's common stock (the "Common Stock").

      This Plan replaces the Non-Salaried Director Stock Option Plan of April 22, 1996 once all unused options under that plan have been granted.

                                      (33)

      1.2   Administration of the Plan

      The Plan shall be administered by the Compensation Committee or its successors (the "Committee") of the Company's Board of Directors (the "Board") which shall have full and final authority in its discretion to interpret, administer and amend the provisions of the Plan; to adopt rules and regulations for carrying out the Plan; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall consist of at least two persons and shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the Company.

      1.3   Eligible Participants

      Commencing April 25, 2005 each member of the Board who is not a salaried employee of the Company or any of its subsidiaries shall be a participant (a "Participant") in the Plan.

      1.4   Grants Under the Plan

      Grants under the Plan shall be in the form of stock options as described in Section II (an "Option" or "Options").

      1.5   Shares

      The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of Options, which may be issued under the terms of the Plan, may not exceed 50,000 shares and hereby are reserved for such purpose. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

      Notwithstanding the foregoing, the number of shares of Common Stock available for grants at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 as amended (the "Exchange Act") will continue to be available for transactions involving all current and future grants. In addition, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants.

      1.6   Definitions

      The following definitions shall apply to the Plan:

                                      (34)

      (a) "Disability" shall have the meaning provided in the Company's applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled (as determined by a physician mutually acceptable to the participant and the Company) before termination of his or her service on the Board if such total disability continues for more than three (3) months.

      (b) "Fair Market Value" means the average of the high and low sales prices of the shares of Common Stock on such date on the principal national securities exchange or automated quotation system of a registered securities association on which such shares of Common Stock are listed or admitted to trading. If the shares of Common Stock on such date are not listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith.

                                   II. OPTIONS

      2.1   Terms and Conditions of Options

      Each Participant who is elected a director on April 25, 2005 and at subsequent Annual Meetings and who has not received any prior grant under this or previous plans shall receive an initial grant of an Option to purchase 5,000 shares of Common Stock (the "Initial Option") on his/her date of election as a director. The Initial Options will vest over three years as described in Section 2.4.

      Each Participant who is elected a director at an annual meeting and is not receiving an Initial Option grant will receive a 2,500 share option (the "Annual Option") grant. Under the Plan, the Board of Directors has the authority to increase or decrease the number of shares of Common Stock which are the subject of such Annual or Initial Option grants.

      2.2   Nonqualified Stock Options

      The terms of the Options shall, at the time of grant, provide that the Options will not be treated as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      2.3   Option Price

      The option price per share shall be the Fair Market Value of the Common Stock on the date the Option is granted.

      2.4   Term and Exercise of Options

      (a) The term of an Option shall not exceed ten (10) years from the date of grant. Except as provided in this Section 2.4, after a Participant ceases to serve as a Director of the Company, including, without limitation, any voluntary or involuntary termination of a Participant's service as a director (a "Termination"), the unexercisable portion of an Option shall immediately terminate and be null and void, and the unexercised portion of any outstanding Options held by such Participant shall terminate and be null and void for all purposes, after thirty (30) days have elapsed from the date of the Termination unless extended by the Committee, in its sole discretion, within thirty (30) days from the date of the Termination. Upon a Termination as a result of death or disability, any outstanding Options may be exercised by the Participant or the Participant's legal representative within twelve (12) months after such death or disability. Retirees from the board have the same rights except that for those who have served at least five years on the board, the exercise rights for Options they hold are automatically extended to the expiration of the option term. However, in no event shall the period extend beyond the expiration of the option term. "Retirement" is defined for the purposes of this Section as the termination of a Participant's service as a director (i) at the end of his/her term of office where he/she is not re-elected or (ii) during his/her term of office, for a reason other than death or disability; provided, in either case, that the Board of Directors, in its sole discretion, determines that the Participant is entitled to the benefit of Retirement under this subsection.

                                      (35)

      (b) Initial Options granted April 25, 2006, and later shall have a ten
(10) year term and become exercisable as follows:

      25% - date of grant
      25% - one year after date of grant
      25% - two years after date of grant
      25% - three years after date of grant

      (c) Annual Options shall become exercisable one day after the date of grant for Annual Options granted on April 25, 2005 or later. In no event, however, shall an Option be exercised after the expiration of ten (10) years from the date of grant.

      (d) A Participant, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his or her legal representative, who, by reason of his or her death, shall acquire the right to exercise all or a portion of the Option. If no designation is made before the death of the Participant, the Participant's Option may be exercised by the personal representative of the Participant's estate or by a person who acquired the right to exercise such Option by will or the laws of descent and distribution. If the person with exercise rights desires to exercise any portion of the Option, such person must do so in accordance with the terms and conditions of this Plan.

      2.5   Notice of Exercise

      When exercisable pursuant to the terms of the Plan and the governing stock option agreement, an Option shall be exercised by the Participant as to all or part of the shares subject to the Option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased, (b) accompanied by a check payable to the Company in an amount equal to the full exercise price of the number of shares being exercised, and
(c) containing such further provisions consistent with the provisions of the Plan as the Company may from time to time prescribe. No Option may be exercised after the expiration of the term specified in Section 2.4 hereof.

                                      (36)

      2.6   Limitation of Exercise Periods

      The Committee may limit the time periods within which an Option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.


                             III. GENERAL PROVISIONS

      3.1   General Restrictions

      Each grant under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

      3.2   Adjustments for Changes in Capitalization

      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporation structure or capitalization of the Company, the Board shall make such adjustments as the Committee may recommend, and as the Board in its discretion may deem appropriate, in the number and kind of shares authorized by the Plan, in the number, Option price or kind of shares covered by the grants and in any outstanding grants under the Plan in order to prevent substantial dilution or enlargement thereof.

      3.3   Amendments

      Without further approval of the shareholders, the Board may discontinue the Plan at any time and may amend it from time to time in such respect as the Board may deem advisable including the initial and annual numbers of options granted, unless shareholder or regulatory approval is required by law or regulation, and subject to any conditions established by the terms of such amendment; provided, however, that the Plan may not be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

                                       (37)

      3.4   Modification, Substitution or Cancellation of Grants

      No rights or obligations under any outstanding Option may be altered or impaired without the Participant's consent. The Company at its discretion and with the agreement of the Participant may buy out the Participant's option rights on Termination (including but not limited to voluntary or involuntary termination, death, disability and retirement) in return for cancellation of exercisable grants. Unexercised grants returned to the Company can be regranted to the Plan.

      3.5   Shares Subject to the Plan

      Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired by the Company for use in the Plan, as shall be determined from time to time by the Committee.

      3.6   Rights of a Shareholder

      Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

      3.7   Withholding

      If a Participant is to experience a taxable event in connection with the receipt of shares of Common Stock pursuant to an Option exercise, the Participant shall pay the amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company prior to the issuance of such shares of Common Stock. If a cash payment is made in lieu of exercise, taxes will also be withheld as required by law.

      3.8   Nonassignability

      Except as expressly provided in the Plan, no grant shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Participant, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Participant or by the guardian or legal representative of such Participant.

      3.9   Nonuniform Determinations

      Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

                                      (38)

      3.10  Effective Date; Duration

      The Plan, as amended, shall become effective as of the date the shareholders approve the Plan. No grant may be given under the Plan after May 31, 2015, but grants theretofore granted may extend beyond such date.

      3.11  Change in Control

      Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs, then all Options shall become fully exercisable as of the date such Change in Control occurred. For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred upon the earliest of the following events:

      (a) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then-outstanding securities;

      (b) upon the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

      (c) upon the approval by the Company's shareholders of (i) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then outstanding shares of Common Stock), (ii) a sale or disposition of all or substantially all of the Company's assets or (iii) a plan of liquidation or dissolution of the Company; or

      (d) if the Board of Directors or any designated committee determines in its sole discretion that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who exercised a controlling influence as of the effective date of the Plan, directly or indirectly exercises a controlling influence over the management or policies of the Company.

      3.12  Governing Law

      The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut.

                                      (39)

                                      PROXY

                             ACME UNITED CORPORATION

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACME
      UNITED CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                ON APRIL 25, 2005

         The undersigned, hereby appoints Gary D. Penisten and Walter Johnsen, and each of them, with full powers of substitution, to act as attorneys and proxies of the undersigned, to vote all shares of the Common Stock of ACME UNITED CORPORATION, held of record by the undersigned on March 8, 2005 at the Annual Meeting of Shareholders, to be held at the American Stock Exchange at 86 Trinity Street, New York, New York on Monday, April 25, 2005, at 11:00 a.m. and at any adjournment(s) or postponement(s) thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them hereby is, instructed to vote or act as follows on the reverse side hereof on the proposals set forth in said Proxy Statement. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.


   SEE REVERSE     CONTINUED AND TO BE COMPLETED, SIGNED AND      SEE REVERSE
      SIDE                  DATED ON REVERSE SIDE                    SIDE
--------------------------------------------------------------------------------

 [X]  PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE EIGHT NOMINEES FOR DIRECTORS LISTED BELOW AND FOR PROPOSALS 2 AND 3.

1.  Election of Directors
          Nominees:
                       Walter C. Johnsen            Richmond Y. Holden, Jr.
                       Gary D. Penisten             Brian S. Olschan
                       Wayne R. Moore               Stevenson E. Ward III
                       George R. Dunbar             Susan H. Murphy

              [  ]  FOR all nominees listed above (except as stricken out above). (To withhold authority to vote for any specific nominee(s), check the foregoing box and strike out or line through such nominee's name on the list above.)

              [  ]  WITHHELD for all nominees listed above

2.   Approval of the adoption of the            FOR        ABSTAIN       AGAINST
     2005 Non-Salaried Director Stock           [ ]          [ ]           [ ]
     Option Plan

3.   Approval of the Amendment to the           FOR        ABSTAIN       AGAINST
     Employee Stock Option Plan                 [ ]          [ ]           [ ]


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW     [ ]


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                                             Date:
          --------------------------------------------      --------------------

Signature:                                             Date:
          --------------------------------------------      --------------------

    Detach above card, sign, date and mail in postage paid envelope provided.
                             ACME UNITED CORPORATION
                            1931 Black Rock Turnpike
                          Fairfield, Connecticut 06825



   -------------------------------------------------------------------------
   |           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS           |
   |                                                                       |
   | The above signed acknowledges receipt from the Company prior to the | | execution of this proxy a Notice if Annual Meeting of Shareholders, | | a Proxy Statement dated March 28, 2005 and the 2004 Annual Report |
   | to Stockholders.                                                      |
   |                                                                       |
   | Please sign exactly as your name appears on this Proxy. When signing | | as an attorney, executor, administrator, trustee or guardian, please |
   | give your full title. If shares are held jointly, each holder         |
   | should sign.                                                          |
   |                                                                       |
   | PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE       |
   |              ENCLOSED POSTAGE-PREPAID ENVELOPE                        |
   -------------------------------------------------------------------------